SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 18, 2007

CRUISESTOCK, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

TEXAS	333-133253
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5313 -B FM West #224
Houston, Texas 77069
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

281 350 1173
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 8.01 OTHER EVENTS

On December 12, 2005, Ivette Hunsinger resigned and gave up her shares in the Company for personal reasons and Ruth Shepley was appointed as the Company’s new President and CEO. However, due to Ms. Shepley’s lack of experience in the cruise planning industry, the Company has struggled to continue its business operations and does not believe it will be able to move forward with its plan of operations. As a result, the Company may seek other management with experience in this industry or may pursue other business opportunities in the future which may not be in the cruise planning industry.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cruisestock, Inc.

By:	/s/Ruth Shepley
Ruth Shepley, President

Dated: January 18, 2007